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Exhibit 99.2

CURAGEN CORPORATION
CONDENSED BALANCE SHEETS
(in thousands, except par value and share data)
(unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$45,631	$19,103
Short-term investments	18,045	30,332
Marketable securities	16,116	38,229

Cash and investments	79,792	87,664
Other current assets	478	494

Total current assets	80,270	88,158

Property and equipment, net	80	102
Other assets, net	218	286

Total assets	$80,568	$88,546

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$348	$239
Accrued expenses	1,265	1,610
Accrued payroll and related items	298	660
Interest payable	38	253
Other current liabilities	168	1,352

Total current liabilities	2,117	4,114

Convertible subordinated debt	14,142	18,967

Commitments and contingencies
Stockholders' equity:
Common Stock; $.01 par value, issued and outstanding 57,190,239 shares at March 31, 2009 and 57,118,186 shares at December 31, 2008	572	571
Additional paid-in capital	527,707	527,294
Accumulated other comprehensive income	360	393
Accumulated deficit	(464,330)	(462,793)

Total stockholders' equity	64,309	65,465

Total liabilities and stockholders' equity	$80,568	$88,546

See accompanying notes to condensed financial statements

CURAGEN CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2009	2008
Collaboration revenue	$—	$22
Operating expenses:
Research and development expenses	1,682	5,371
General and administrative expenses	1,906	1,715

Total operating expenses	3,588	7,086

Loss from operations	(3,588)	(7,064)
Interest income	454	1,074
Interest expense	(175)	(797)
Realized gain (loss) on sale of available-for-sale investments, net	84	(4)
Gain on extinguishment of debt	962	—

Loss before income tax benefit	(2,263)	(6,791)
Income tax benefit	726	18

Net loss	$(1,537)	$(6,773)

Basic and diluted net loss per share	$(0.03)	$(0.12)

Weighted average number of shares used in computing basic and diluted net loss per share	56,967	56,520

See accompanying notes to condensed financial statements

CURAGEN CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(1,537)	$(6,773)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred revenue	—	(22)
Depreciation and amortization	39	276
Stock-based compensation	400	617
Stock-based 401(k) plan employer match	14	83
Non-cash interest income	(61)	45
Non-cash interest income—Restricted cash	—	(138)
Realized (gain) loss on available for sale investments	(84)	4
Gain on extinguishment of debt	(962)	—
Changes in assets and liabilities:
Accrued interest receivable	195	197
Other current assets	17	198
Other assets	—	19
Accounts payable	109	(105)
Accrued expenses	(346)	1,797
Accrued payroll and related items	(362)	(1,181)
Interest payable	(215)	(699)
Other current liabilities	(1,185)	(2,198)

Net cash used in operating activities	(3,978)	(7,880)

Cash flows from investing activities:
Purchases of short-term investments	—	(981)
Proceeds from sales of short-term investments	3,250	3,397
Proceeds from maturities of short-term investments	9,000	7,000
Proceeds from sales of marketable securities	13,563	1,618
Proceeds from maturities of marketable securities	8,505	9,000

Net cash provided by investing activities	34,318	20,034

Cash flows from financing activities:
Payment for extinguishment of debt	(3,812)	—

Net cash used in financing activities	(3,812)	—

Net increase in cash and cash equivalents	26,528	12,154
Cash and cash equivalents, beginning of period	19,103	16,730

Cash and cash equivalents, end of period	$45,631	$28,884

Supplemental cash flow information:
Interest paid	$372	$1,398

Income tax benefit payments received	$214	$—

See accompanying notes to condensed financial statements

CURAGEN CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(unaudited)

1.     Basis of Presentation and Business Overview

        The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of our management, the accompanying unaudited condensed financial statements include all adjustments, consisting of normal recurring accruals, necessary to present fairly our financial position, results of operations and cash flows. Interim results are not necessarily indicative of the results that may be expected for the entire year.

        The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2008. All dollar amounts herein are shown in thousands, except par value and per share data.

        In February 2009, we announced our plan to undertake a review of strategic alternatives that could enhance shareholder value. These alternatives range from selling or licensing CR011, to acquiring additional assets or business lines, to selling the Company. There is no assurance that this process will result in any changes to our current business plan or lead to any specific action or transaction.

2.     Stock-Based Compensation

        During the three months ended March 31, 2009 and 2008, the Company recognized compensation expense in total operating expenses on the condensed statements of operations with respect to employee stock options and restricted stock grants as follows:

	Three Months Ended March 31,
	2009	2008
Compensation expense with respect to employee stock options	$266	$275
Compensation expense with respect to restricted stock grants	$133	$348

        The fair value of options granted during the three months ended March 31, 2009 and 2008 were estimated as of the grant date using the Black-Scholes option valuation model with the following assumptions:

	Three Months Ended March 31,
	2009	2008
Expected stock price volatility	71%	68%
Risk-free interest rate	3.14%	4.48%
Expected option term in years	6.25	6.25
Expected dividend yield	0%	0%

        The approximate weighted-average grant date fair values using the Black-Scholes option valuation model of all stock options granted during the three months ended March 31, 2009 and 2008 were as follows:

Three Months Ended March 31,
2009	2008
$0.44	$0.45

        The 2007 Stock Incentive Plan ("2007 Stock Plan") was approved by the Company's stockholders as of May 2, 2007. The 2007 Stock Plan provides for the issuance of stock options and stock grants to employees, directors and consultants of CuraGen. A total of 3,000,000 shares of common stock were originally reserved for issuance under the 2007 Stock Plan. In May 2008, upon approval of the Company's stockholders, the amount reserved under the 2007 Stock Plan was increased to 6,000,000.

        A summary of the stock option activity under the 2007 Stock Plan, as of March 31, 2009, and changes during the three months ended March 31, 2009, are as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Outstanding January 1, 2009	1,953,240	$1.02	8.94	$—
Granted	1,893,725	0.67	—	438
Exercised	—
Canceled or lapsed	(207,500)	0.68	—	45

Outstanding March 31, 2009	3,639,465	0.86	9.17	636

Exercisable March 31, 2009	963,005	1.06	8.64	138

        A summary of the stock option activity under the 1997 Employee, Director and Consultant Stock Plan ("1997 Stock Plan") as of March 31, 2009, and changes during the three months ended March 31, 2009, are as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Outstanding January 1, 2009	1,757,320	$6.51	4.85	—
Granted	—
Exercised	—
Canceled or lapsed	(233,972)	11.87	—	—

Outstanding March 31, 2009	1,523,348	5.68	5.12	—

Exercisable March 31, 2009	1,354,495	5.90	4.94	—

        As of March 31, 2009 there was $1,562 of total unrecognized compensation expense related to unvested stock option grants under the 1997 Stock Plan and 2007 Stock Plan, and this expense is expected to be recognized over a weighted-average period of 1.28 years.

        A summary of restricted stock activity under the 2007 Stock Plan as of March 31, 2009, and changes during the three months ended March 31, 2009, are as follows:

	Number of Shares of Restricted Stock	Weighted Average Grant Date Fair Value
Outstanding January 1, 2009	87,500	$1.10
Granted	50,000	0.88
Restrictions lapsed	(62,500)	0.84

Outstanding March 31, 2009	75,000	1.17

        The total intrinsic value of restricted shares vested under the 2007 Stock Plan during the three months ended March 31, 2009 was $56. There were no restricted shares vested under the 2007 Stock Plan during the three months ended March 31, 2008.

        A summary of all restricted stock activity under the 1997 Stock Plan as of March 31, 2009, and changes during the three months ended March 31, 2009, are as follows:

	Number of Shares of Restricted Stock	Weighted Average Grant Date Fair Value
Outstanding January 1, 2009	135,695	$3.59
Granted	—	—
Restrictions lapsed	(60,695)	4.39

Outstanding March 31, 2009	75,000	2.95

        The total intrinsic value of restricted shares vested under the 1997 Stock Plan during the three months ended March 31, 2009 and 2008 was $55 and $220, respectively.

        As of March 31, 2009, there was $112 of total unrecognized compensation expense related to unvested restricted stock grants under the 1997 Stock Plan and 2007 Stock Plan, and this expense is expected to be recognized over a weighted-average period of 0.74 years.

3.     Restructuring Charges

        During 2007, the Company underwent corporate restructurings to reduce operating costs and to focus resources on the advancement of its therapeutic pipeline through clinical development, resulting in a restructuring charge of $11,274. This amount included an asset impairment charge of $6,322 (associated with the closure of its pilot manufacturing plant, also known as the Biopharmaceutical Sciences Process facility, on July 27, 2007), $4,408 related to employee separation costs paid or payable in cash, $286 of non-cash employee separation costs and $258 of other asset write-offs.

        During 2008, in connection with a reduction in work force of eight employees in December 2008, the Company also recorded a restructuring charge of $529 which consisted of employee separation costs, payable in cash during the first half of 2009. The charge has been classified within other current liabilities.

        The following table sets forth the cash payments and balance of the restructuring reserve as of and for the three months ended March 31, 2009:

	Reserve at December 31, 2008	Cash Payments in 2009	Reserve at March 31, 2009
Restructuring—2007	$3	$3	$—
Restructuring—2008	523	495	28

TOTALS	$526	$498	$28

4.     Investments

        The accumulated balance of other comprehensive income is disclosed as a separate component of stockholders' equity and consists of unrealized gains and losses on short-term investments and marketable securities. Total comprehensive loss is as follows:

	Three Months Ended March 31,
	2009	2008
Net loss	$(1,537)	$(6,773)

Other comprehensive loss:
Unrealized (losses) gains on securities:
Unrealized (losses) gains arising during period	(117)	435
Reclassification adjustment for gains (losses) included in net loss	84	(4)

Net unrealized (loss) gain on securities	(33)	431

Total comprehensive loss	$(1,570)	$(6,342)

        The Company reviews its investment portfolio on a regular basis to determine if there is an impairment that is other than temporary. As of March 31, 2009, there were no investments with unrealized losses. During the first quarter of 2009, the Company sold all of the asset-backed securities and corporate and municipal bonds in its investment portfolio and recognized a net gain of $84 on these sales.

        All of the securities in the Company's investment portfolio are priced by the Company's investment manager. On a quarterly basis, the Company obtains a second price for each security to compare to the price obtained from the Company's investment manager. As of March 31, 2009, there were no material variances in the prices obtained from these two sources and as such the Company has used the pricing provided by the Company's investment manager.

        On January 1, 2008, the Company adopted Statement of Financial Accounting Standards 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, provides a consistent framework for measuring fair value under Generally Accepted Accounting Principles and expands fair value financial statement disclosure requirements. The valuation techniques defined in SFAS 157 are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. SFAS 157 classifies these inputs into the following hierarchy:

        Level 1 Inputs—Quoted prices for identical instruments in active markets.

        Level 2 Inputs—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

        Level 3 Inputs—Instruments with primarily unobservable value drivers.

        The following table represents the fair value hierarchy for those financial assets measured at fair value on a recurring basis as of March 31, 2009.

Fair Value Measurements on a Recurring Basis as of March 31, 2009
Assets	Level I	Level II	Level III	Total
Cash equivalents	$45,220	$—	$—	$45,220
Short-term investments	—	18,045	—	18,045
Marketable securities	4,076	12,040	—	16,116

Total Investments	$49,296	$30,085	$—	$79,381

        Level I securities consist primarily of Money Market accounts and a single U.S. Treasury Note. Level II securities primarily consist of agency and agency sponsored mortgage backed securities.

5.     Extinguishment of Debt

        During February 2009, the Company repurchased $4,825 of its 4% convertible subordinated debentures due February 2011, for total consideration of $3,812, plus accrued interest of $90 at the date of repurchase. As a result of the transaction, in the first quarter of 2009 the Company recorded a gain of $962 which is net of the write-off of the ratable portion of unamortized deferred financing costs relating to the repurchased debt.

6.     Loss Per Share

        Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, excluding unvested restricted stock. Diluted loss per share reflects the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted into common stock. Convertible subordinated debt, stock options granted but not yet exercised under CuraGen's stock option plans and unvested restricted stock are anti-dilutive and therefore not considered for the diluted loss per share calculations. Anti-dilutive potential common shares, consisting of convertible subordinated debt, outstanding stock options and unvested restricted stock were 6,772,874 and 13,705,988 as of March 31, 2009 and 2008, respectively.

7.     Recently Enacted Pronouncements

        In February 2008, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position 157-2, "Effective Date of FASB Statement 157", ("FSP FAS 157-2"). FSP FAS 157-2 deferred the effective date of FAS 157 for non-financial assets and liabilities that are not on a recurring basis recognized or disclosed at fair value in the financial statements, to fiscal years and interim periods beginning after November 15, 2008. The Company adopted FSP FAS 157-2 on January 1, 2009 and the adoption did not have any impact on its financial statements.

        In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities", ("FSP EITF 03-6-1"). The FSP affects entities that accrue cash dividends on share-based payment awards during the awards' service period when the dividends do not need to be returned if the employees forfeit the awards. Retroactive adjustment of all prior-period earnings per share computations is necessary to reflect the provisions of this FSP, which is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FSP EITF 03-6-1 did not have a material effect on the Company's financial statements.

        In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, "Interim Disclosures about Fair Value of Financial Instruments", ("FSP FAS 107-1 and APB28-1") which amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments , to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting , to require those disclosures in summarized financial information at interim reporting periods. This FSP shall be effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company does not believe the adoption of FSP FAS 107-1 and APB 28-1 will have a material impact on its financial statements.

        In April 2009, the FASB issued FSP FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly", ("FSP FAS 157-4") which provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements , when the volume and level of activity for the asset or liability have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. This FSP shall be effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. Early adoption is permitted for periods ending after March 15, 2009. The Company does not believe the adoption of FSP FAS 157-4 will have a material impact on its financial statements.

        In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments", ("FSP FAS 115-2 and FAS 124-2") which amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. This FSP shall be effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009 is not permitted. The Company does not believe the adoption of FSP FAS 115-2 and FAS 124-2 will have a material impact on its financial statements.

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  Exhibit 99.2
CURAGEN CORPORATION CONDENSED BALANCE SHEETS (in thousands, except par value and share data) (unaudited)
CURAGEN CORPORATION CONDENSED STATEMENTS OF OPERATIONS (in thousands, except per share data) (unaudited)
CURAGEN CORPORATION CONDENSED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)